United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 1, 2007

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employee
of incorporation or organization)		Identification No.)

2141 Rosecrans Avenue, Suite 1160

El Segundo, California 90245

(Address of principal executive offices)

(Zip code)

(310) 606-8000

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 1, 2007, Manhattan Bancorp (the “Company”) issued a press release announcing the final close of its initial public stock offering.

The Company formally closed the public offering of securities at the close of business on September 26, 2007. The completion of the offering provided the Company with a total of 2,442,631 shares. These shares, coupled with those shares purchased by the Company’s organizers, brought the total capitalization of the Company to $24.9 million, with $23.5 million utilized to capitalize the Bank.

The Company was incorporated for the purpose of becoming a bank holding company through the purchase of all of the issued and outstanding stock of Bank of Manhattan, N.A., a newly organized national banking association (the “Bank”). On August 10, 2007, the Company had an initial closing of its initial public offering of securities, selling an aggregate of 2,281,278 shares of its common stock for total gross proceeds to the Company of $22,281,278. On August 14, the Company capitalized the Bank using most of the proceeds from the public offering in exchange for 100% of the issued and outstanding shares of the Bank.

Having received the approval from the Comptroller of the Currency (OCC) and having been granted the deposit insurance by the Federal Deposit Insurance Corporation, the Bank commenced operations on August 15, 2007.

The Company is filing herewith the press release issued on October 1, 2007 as Exhibit 99.1 hereto, which is incorporated by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP

Dated: October 3, 2007	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President &
Chief Financial Officer